SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 12, 2006

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 12, 2006, American Greetings Corporation announced that it has amended its offer to exchange up to $175 million in aggregate principal amount of new 7.00% Convertible Subordinated Notes due July 15, 2006 (“new notes”) for all of its currently outstanding 7.00% Convertible Subordinated Notes due July 15, 2006 (“old notes”). The exchange offer has been amended to increase the exchange fee to be received by holders who tender their old notes and do not withdraw them prior to consummation from $3.75 to $5.00 for each $1,000 of principal amount of old notes tendered. In addition, American Greetings has extended the expiration of the exchange offer until 12:00 midnight, New York City time, on Thursday, May 25, 2006, unless otherwise terminated or further extended. The exchange offer was scheduled to expire at 5:00 p.m., New York City time, on Friday, May 12, 2006. As of May 12, 2006, $82.7 million in principal amount of the old notes had been tendered, representing approximately 47% of the total amount of old notes outstanding.

A copy of the press release containing such announcement is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description
99	Press release dated May 12, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President,
General Counsel and Secretary

Date: May 12, 2006

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